UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to

SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):        December 17, 2019

ALLEGHANY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9371	51-0283071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 Broadway, 34th Floor, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (212) 752-1356

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	Y	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Certain employees of Alleghany Corporation (the “Company”), including Weston M. Hicks, President and chief executive officer, Joseph P. Brandon, Executive Vice President, and Christopher K. Dalrymple, Senior Vice President, General Counsel and Secretary, of the Company, participate in the Alleghany Corporation Retirement Plan (the “Plan”), a non-qualified supplemental retirement plan. In December 2013, the Plan was frozen, with no new participants permitted and providing that increases in base compensation and future years of service would not be taken into account when calculating a participant’s retirement benefits, with service after 2013 recognized only for purposes of vesting and early retirement and early retirement subsidy eligibility.

On December 17, 2019, the Board of Directors of the Company irrevocably approved the termination of the Plan, effective as of December 24, 2019 (the “Termination Date”). In connection with the termination of the Plan, the Plan was amended to provide that the accrued benefit for each participant who is an active employee would be valued as an actuarial equivalent single cash lump sum benefit assuming each such Plan participant as of the Termination Date continued employment with the Company until the later of (a) the date he or she would satisfy the applicable requirements for a subsidized early retirement benefit under the Plan or (b) the Termination Date.

Mr. Hicks has already satisfied the requirements for a subsidized early retirement benefit under the Plan and thus the present value of his retirement benefit of approximately $18.4 million was unchanged by the amendment. By assuming that Mr. Brandon and Mr. Dalrymple continue employment with the Company until April 1, 2022 and December 26, 2022, respectively, the dates each would satisfy the requirements for a subsidized early retirement benefit, the present value of the retirement benefit at the Termination Date that (i) Mr. Brandon would have otherwise received under the Plan increased by approximately $182,000 to approximately $1.5 million and (ii) Mr. Dalrymple would have otherwise received under the Plan increased by approximately $1.7 million to approximately $4.0 million. Ms. Kerry J. Jacobs, Senior Vice President and chief financial officer of the Company, was not a participant in the Plan as she commenced employment with the Company after the Plan had been frozen and closed to new participants.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment to the Alleghany Corporation Retirement Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment to the Alleghany Corporation Retirement Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHANY CORPORATION

Date: December 23, 2019	By:	/s/ Kerry J. Jacobs
		Name:	Kerry J. Jacobs
		Title:	Senior Vice President and chief financial officer

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